Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-252999) and Form S-1 (No. 333-252567) of PARTS iD, Inc. of our report dated September 23, 2020, except for Note 1 as to which date is October 30, 2020, with respect to our audit of PARTS iD, Inc. (f/k/a Onyx Enterprises Int’l Corp.) financial statements as of December 31, 2019 and for the year then ended, which appears in this Form 10-K.

/s/ UHY LLP

New York, New York

March 9, 2021